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                                   EXHIBIT 22

                         Subsidiaries of the Registrant

                                                      Percent
                             Business and             Owned by     State of
Subsidiary                     Location               Registrant  Incorporation
----------                     --------               ----------  -------------

Grady McCauley Inc.       Digital image and screen    100%         Ohio
                          printed graphics
                          North Canton, OH

Greenlee Incorporated     General Partner             100%         Delaware
                          Wilmington, DE

Greenlee Lighting Inc.    Limited Partner             100%         Delaware
                          Wilmington, DE

Greenlee Lighting L.P.    Landscape Lighting          100%         Delaware
                          Dallas, TX                               (Partnership)

LSI Adapt Inc.            Engineering Services        100%         Ohio
                          Westlake, OH

LSI Kentucky LLC          Menu board systems;         100%         Ohio
                          metal fabrication
                          Independence, KY

LSI Lightron Inc.         Fluorescent Lighting        100%         Ohio
                          New Windsor, NY

LSI Marcole Inc.          Electrical wire harnesses   100%         Tennessee
                          Manchester, TN

LSI MidWest Lighting Inc. Fluorescent Lighting        100%         Kansas
                          Kansas City, KA

LSI Retail Graphics Inc.  Interior graphics and signs 100%         Ohio
                          Woonsocket, RI

LSI SGI Integrated        Limited Partner             100%         Ohio
     Systems LLC          Cincinnati, OH

LSI SGI Partnership       General Partner             100%         Ohio
     Holding LLC          Cincinnati, OH

SGI Integrated Graphic    Screen printed materials,   100%         Delaware
     Systems L.P.         and illuminated and non-                 (Partnership)
                          illuminated architectural
                          graphics
                          Houston, TX